Exhibit 99.1

Broadcom Inc. Announces Third Quarter Fiscal Year 2024 Financial Results and Quarterly Dividend

•Revenue of $13,072 million for the third quarter, up 47 percent from the prior year period
•GAAP net loss of $1,875 million for the third quarter (1); Non-GAAP net income of $6,120 million for the third quarter
•Adjusted EBITDA of $8,223 million for the third quarter, or 63 percent of revenue
•GAAP diluted loss per share of $0.40 for the third quarter; Non-GAAP diluted EPS of $1.24 for the third quarter
•Cash from operations of $4,963 million for the third quarter, less capital expenditures of $172 million, resulted in $4,791 million of free cash flow, or 37 percent of revenue
•Quarterly common stock dividend of $0.53 per share
•Fourth quarter fiscal year 2024 revenue guidance of approximately $14.0 billion including contribution from VMware, an increase of 51 percent from the prior year period
•Fourth quarter fiscal year 2024 Adjusted EBITDA guidance of approximately 64 percent of projected revenue (2)

PALO ALTO, Calif. – September 5, 2024 – Broadcom Inc. (Nasdaq: AVGO), a global technology leader that designs, develops and supplies semiconductor and infrastructure software solutions, today reported financial results for its third quarter of fiscal year 2024, ended August 4, 2024, provided guidance for its fourth quarter of fiscal year 2024 and announced its quarterly dividend.

“Broadcom’s third quarter results reflect continued strength in our AI semiconductor solutions and VMware. We expect revenue from AI to be $12 billion for fiscal year 2024 driven by Ethernet networking and custom accelerators for AI data centers,” said Hock Tan, President and CEO of Broadcom Inc. “The transformation of VMware continues to progress very well. The integration of VMware is driving adjusted EBITDA margin to 64% of revenue as we exit fiscal year 2024.”

“Consolidated revenue grew 47% year-over-year to $13.1 billion, including the contribution from VMware, and was up 4% year-over-year, excluding VMware. Adjusted EBITDA increased 42% year-over-year to $8.2 billion,” said Kirsten Spears, CFO of Broadcom Inc. “Free cash flow, excluding restructuring and integration in the quarter, was $5.3 billion, up 14% year-over-year.”

________________________________
(1) GAAP net loss of $1,875 million for the third quarter included a one-time discrete non-cash tax provision of $4.5 billion from the impact of an intra-group transfer of certain IP rights to the United States as a result of supply chain realignment.
(2) The Company is not readily able to provide a reconciliation of the projected non-GAAP financial information presented to the relevant projected GAAP measure without unreasonable effort.

Third Quarter Fiscal Year 2024 Financial Highlights

	GAAP			Non-GAAP
(Dollars in millions, except per share data)	Q3 24	Q3 23	Change	Q3 24	Q3 23	Change
Net revenue	$13,072	$8,876	+47%	$13,072	$8,876	+47%
Net income (loss)	$(1,875)	$3,303	-$5,178	$6,120	$4,596	+$1,524
Earnings (loss) per common share - diluted	$(0.40)	$0.77	-$1.17	$1.24	$1.05	+$0.19

(Dollars in millions)	Q3 24	Q3 23	Change
Cash flow from operations	$4,963	$4,719	+$244
Adjusted EBITDA	$8,223	$5,801	+$2,422
Free cash flow	$4,791	$4,597	+$194

Net revenue by segment
(Dollars in millions)	Q3 24		Q3 23		Change
Semiconductor solutions	$7,274	56%	$6,941	78%	+5%
Infrastructure software	5,798	44	1,935	22	+200%
Total net revenue	$13,072	100%	$8,876	100%

The Company’s cash and cash equivalents at the end of the fiscal quarter were $9,952 million, compared to $9,809 million at the end of the prior quarter.

During the third fiscal quarter, the Company generated $4,963 million in cash from operations and spent $172 million on capital expenditures. The Company paid $1,350 million of withholding taxes related to net settled equity awards that vested in the quarter (resulting in the elimination of 8.4 million shares).

On June 28, 2024, the Company paid a cash dividend on a split adjusted basis of $0.525 per share, totaling $2,452 million.

On July 12, 2024, the Company completed a ten-for-one forward stock split. All share and per-share amounts presented have been retroactively adjusted to reflect the stock split.

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below and presented in detail in the financial reconciliation tables attached to this release.

Fourth Quarter Fiscal Year 2024 Business Outlook

Based on current business trends and conditions, the outlook for the fourth quarter of fiscal year 2024, ending November 3, 2024, is expected to be as follows:

•Fourth quarter revenue guidance of approximately $14.0 billion; and
•Fourth quarter Adjusted EBITDA guidance of approximately 64 percent of projected revenue.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The Company is not readily able to provide a reconciliation of projected Adjusted EBITDA to projected net income without unreasonable effort. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Quarterly Dividends

The Company’s Board of Directors has approved a quarterly cash dividend of $0.53 per share. The dividend is payable on September 30, 2024 to stockholders of record at the close of business (5:00 p.m. Eastern Time) on September 19, 2024.

Financial Results Conference Call

Broadcom Inc. will host a conference call to review its financial results for the third quarter of fiscal year 2024 and to discuss the business outlook today at 2:00 p.m. Pacific Time.

To Listen via Internet: The conference call can be accessed live online in the Investors section of the Broadcom website at https://investors.broadcom.com/.

To Listen via Telephone: Preregistration is required by the conference call operator. Please preregister at https://register.vevent.com/register/BI2e2492b9ea69411db142832ceb22d56e. Upon registering, a link to the dial-in number and unique PIN will be emailed to the registrant.

Replay: An audio replay of the conference call can be accessed for one year through the Investors section of Broadcom’s website at https://investors.broadcom.com/.

Non-GAAP Financial Measures

The non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release. Broadcom believes non-GAAP financial information provides additional insight into the Company’s on-going performance. Therefore, Broadcom provides this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons.

In addition to GAAP reporting, Broadcom provides investors with net income, operating income, gross margin, operating expenses, cash flow and other data on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangible assets, stock-based compensation expense, restructuring and other charges, acquisition-related costs, including integration costs, non-GAAP tax reconciling adjustments, and other adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. Internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The exclusion of these and other similar items from Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

Free cash flow measures have limitations as they omit certain components of the overall cash flow statement and do not represent the residual cash flow available for discretionary expenditures. Investors should not consider presentation of free cash flow measures as implying that stockholders have any right to such cash. Broadcom’s free cash flow may not be calculated in a manner comparable to similarly named measures used by other companies.

About Broadcom

Broadcom Inc. (NASDAQ: AVGO) is a global technology leader that designs, develops, and supplies a broad range of semiconductor, enterprise software and security solutions. Broadcom’s category-leading product portfolio serves critical markets including cloud, data center, networking, broadband, wireless, storage, industrial, and enterprise software. Our solutions include service provider and enterprise networking and storage, mobile device and broadband connectivity, mainframe, cybersecurity, and private and hybrid cloud infrastructure. Broadcom is a Delaware corporation headquartered in Palo Alto, CA. For more information, go to www.broadcom.com.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance, and other statements identified by words such as “will,” “expect,” “believe,” “anticipate,” “estimate,” “should,” “intend,” “plan,” “potential,” “predict,” “project,” “aim,” and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of Broadcom’s management, current information available to Broadcom’s management, and current market trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, undue reliance should not be placed on such statements.

Particular uncertainties that could materially affect future results include risks associated with: global economic conditions and concerns; government regulations and administrative proceedings, trade restrictions and trade tensions; global political and economic conditions; our acquisition of VMware, Inc., including employee retention, unexpected costs, charges or expenses, and our ability to successfully integrate VMware’s business and realize the expected benefits; any acquisitions or dispositions we may make, including our acquisition of VMware, such as delays, challenges and expenses associated with receiving governmental and regulatory approvals and satisfying other closing conditions, and with integrating acquired businesses with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions; dependence on and risks associated with distributors and resellers of our products; our significant indebtedness and the need to generate sufficient cash flows to service and repay such debt; dependence on senior management and our ability to attract and retain qualified personnel; our ability to protect against cyber security threats and a breach of security systems; cyclicality in the semiconductor industry or in our target markets; any loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturing and outsourced supply chain; our dependency on a limited number of suppliers; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our ability to continue achieving design wins with our customers, as well as the timing of any design wins; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities, warehouses or other significant operations; our ability to improve our manufacturing efficiency and quality; involvement in legal proceedings; demand for our data center virtualization products; ability of our software products to manage and secure IT infrastructures and environments; ability to manage customer and market acceptance of our products and services; compatibility of our software products with operating environments, platforms or third-party products; our ability to enter into satisfactory software license agreements; availability of third-party software used in our products; use of open source software in our products; sales to government customers; our ability to manage products and services lifecycles; quarterly and annual fluctuations in operating results; our competitive performance; our ability to maintain or improve gross margin; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product warranty and indemnification claims, or other undetected defects or bugs; our ability to sell to new types of customers and to keep pace with technological advances; our compliance with privacy and data security laws; fluctuations in foreign exchange rates; our provision for income taxes and overall cash tax costs, legislation that may impact our overall cash tax costs, our ability to maintain tax concessions in certain jurisdictions and potential tax liabilities as a result of acquiring VMware; and other events and trends on a national, regional, industry-specific and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the SEC, which are available without charge at the SEC’s website at https://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. Actual results may vary from the estimates provided. We undertake no intent or obligation to publicly update or revise any of the estimates and other forward-looking statements made in this announcement, whether as a result of new information, future events or otherwise, except as required by law.

Contact:
Ji Yoo
Broadcom Inc.
Investor Relations
650-427-6000
investor.relations@broadcom.com

(AVGO-Q)

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4, 2024	May 5, 2024	July 30, 2023	August 4, 2024	July 30, 2023

Net revenue	$13,072	$12,487	$8,876	$37,520	$26,524
Cost of revenue:
Cost of revenue	3,133	3,142	2,272	9,389	6,823
Amortization of acquisition-related intangible assets	1,525	1,516	439	4,421	1,415
Restructuring charges	58	53	1	203	3
Total cost of revenue	4,716	4,711	2,712	14,013	8,241
Gross margin	8,356	7,776	6,164	23,507	18,283
Research and development	2,353	2,415	1,358	7,076	3,865
Selling, general and administrative	1,100	1,277	388	3,949	1,174
Amortization of acquisition-related intangible assets	812	827	350	2,431	1,046
Restructuring and other charges	303	292	212	1,215	231
Total operating expenses	4,568	4,811	2,308	14,671	6,316
Operating income	3,788	2,965	3,856	8,836	11,967
Interest expense	(1,064)	(1,047)	(406)	(3,037)	(1,217)
Other income, net	82	87	124	354	380
Income from continuing operations before income taxes	2,806	2,005	3,574	6,153	11,130
Provision for (benefit from) income taxes	4,238	(116)	271	4,190	572
Income (loss) from continuing operations	(1,432)	2,121	3,303	1,963	10,558
Loss from discontinued operations, net of income taxes	(443)	—	—	(392)	—
Net income (loss)	$(1,875)	$2,121	$3,303	$1,571	$10,558

Basic income (loss) per share:
Income (loss) per share from continuing operations	$(0.31)	$0.46	$0.80	$0.43	$2.54
Loss per share from discontinued operations	(0.09)	—	—	(0.09)	—
Net income (loss) per share	$(0.40)	$0.46	$0.80	$0.34	$2.54

Diluted income (loss) per share:
Income (loss) per share from continuing operations	$(0.31)	$0.44	$0.77	$0.41	$2.47
Loss per share from discontinued operations	(0.09)	—	—	(0.08)	—
Net income (loss) per share	$(0.40)	$0.44	$0.77	$0.33	$2.47

Weighted-average shares used in per share calculations:
Basic	4,663	4,645	4,130	4,606	4,154
Diluted	4,663	4,799	4,269	4,762	4,274

Stock-based compensation expense included in continuing operations:
Cost of revenue	$174	$170	$61	$505	$148
Research and development	877	881	444	2,621	1,065
Selling, general and administrative	330	352	124	1,230	320
Total stock-based compensation expense	$1,381	$1,403	$629	$4,356	$1,533

BROADCOM INC.
FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4, 2024	May 5, 2024	July 30, 2023	August 4, 2024	July 30, 2023

Gross margin on GAAP basis	$8,356	$7,776	$6,164	$23,507	$18,283
Amortization of acquisition-related intangible assets	1,525	1,516	439	4,421	1,415
Stock-based compensation expense	174	170	61	505	148
Restructuring charges	58	53	1	203	3
Acquisition-related costs	—	3	—	9	—
Gross margin on non-GAAP basis	$10,113	$9,518	$6,665	$28,645	$19,849

Research and development on GAAP basis	$2,353	$2,415	$1,358	$7,076	$3,865
Stock-based compensation expense	877	881	444	2,621	1,065
Acquisition-related costs	2	—	1	3	—
Research and development on non-GAAP basis	$1,474	$1,534	$913	$4,452	$2,800

Selling, general and administrative expense on GAAP basis	$1,100	$1,277	$388	$3,949	$1,174
Stock-based compensation expense	330	352	124	1,230	320
Acquisition-related costs	79	87	48	451	183
Selling, general and administrative expense on non-GAAP basis	$691	$838	$216	$2,268	$671

Total operating expenses on GAAP basis	$4,568	$4,811	$2,308	$14,671	$6,316
Amortization of acquisition-related intangible assets	812	827	350	2,431	1,046
Stock-based compensation expense	1,207	1,233	568	3,851	1,385
Restructuring and other charges	303	292	212	1,215	231
Acquisition-related costs	81	87	49	454	183
Total operating expenses on non-GAAP basis	$2,165	$2,372	$1,129	$6,720	$3,471

Operating income on GAAP basis	$3,788	$2,965	$3,856	$8,836	$11,967
Amortization of acquisition-related intangible assets	2,337	2,343	789	6,852	2,461
Stock-based compensation expense	1,381	1,403	629	4,356	1,533
Restructuring and other charges	361	345	213	1,418	234
Acquisition-related costs	81	90	49	463	183
Operating income on non-GAAP basis	$7,948	$7,146	$5,536	$21,925	$16,378

Interest expense on GAAP basis	$(1,064)	$(1,047)	$(406)	$(3,037)	$(1,217)
Loss on debt extinguishment	83	22	—	105	—
Interest expense on non-GAAP basis	$(981)	$(1,025)	$(406)	$(2,932)	$(1,217)

Other income, net on GAAP basis	$82	$87	$124	$354	$380
(Gains) losses on investments	6	9	(2)	(18)	(35)
Other income, net on non-GAAP basis	$88	$96	$122	$336	$345

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4, 2024	May 5, 2024	July 30, 2023	August 4, 2024	July 30, 2023

Provision for (benefit from) income taxes on GAAP basis	$4,238	$(116)	$271	$4,190	$572
Non-GAAP tax reconciling adjustments (1)	(3,303)	939	385	(1,629)	1,366
Provision for income taxes on non-GAAP basis	$935	$823	$656	$2,561	$1,938

Net income (loss) on GAAP basis	$(1,875)	$2,121	$3,303	$1,571	$10,558
Amortization of acquisition-related intangible assets	2,337	2,343	789	6,852	2,461
Stock-based compensation expense	1,381	1,403	629	4,356	1,533
Restructuring and other charges	361	345	213	1,418	234
Acquisition-related costs	81	90	49	463	183
Loss on debt extinguishment	83	22	—	105	—
(Gains) losses on investments	6	9	(2)	(18)	(35)
Non-GAAP tax reconciling adjustments (1)	3,303	(939)	(385)	1,629	(1,366)
Loss from discontinued operations, net of income taxes	443	—	—	392	—
Net income on non-GAAP basis	$6,120	$5,394	$4,596	$16,768	$13,568

Net income (loss) on GAAP basis	$(1,875)	$2,121	$3,303	$1,571	$10,558
Non-GAAP Adjustments:
Amortization of acquisition-related intangible assets	2,337	2,343	789	6,852	2,461
Stock-based compensation expense	1,381	1,403	629	4,356	1,533
Restructuring and other charges	361	345	213	1,418	234
Acquisition-related costs	81	90	49	463	183
Loss on debt extinguishment	83	22	—	105	—
(Gains) losses on investments	6	9	(2)	(18)	(35)
Non-GAAP tax reconciling adjustments (1)	3,303	(939)	(385)	1,629	(1,366)
Loss from discontinued operations, net of income taxes	443	—	—	392	—
Other Adjustments:
Interest expense	981	1,025	406	2,932	1,217
Provision for income taxes on non-GAAP basis	935	823	656	2,561	1,938
Depreciation	149	149	122	437	378
Amortization of purchased intangibles and right-of-use assets	38	38	21	110	64
Adjusted EBITDA	$8,223	$7,429	$5,801	$22,808	$17,165

Weighted-average shares used in per share calculations - diluted on GAAP basis	4,663	4,799	4,269	4,762	4,274
Non-GAAP adjustment (2)	254	117	94	106	80
Weighted-average shares used in per share calculations - diluted on non-GAAP basis	4,917	4,916	4,363	4,868	4,354

Net cash provided by operating activities	$4,963	$4,580	$4,719	$14,358	$13,257
Purchases of property, plant and equipment	(172)	(132)	(122)	(426)	(347)
Free cash flow	$4,791	$4,448	$4,597	$13,932	$12,910

Fiscal Quarter Ending
November 3,
Expected average diluted share count:	2024

Weighted-average shares used in per share calculation - diluted on GAAP basis	4,824
Non-GAAP adjustment (2)	88
Weighted-average shares used in per share calculation - diluted on non-GAAP basis	4,912

(1) Non-GAAP tax reconciling adjustments included a one-time discrete non-cash tax provision of $4.5 billion from the impact of an intra-group transfer of certain IP rights to the United States as a result of supply chain realignment for the fiscal quarter and three fiscal quarters ended August 4, 2024.
(2) Non-GAAP adjustment for the number of shares used in the diluted per share calculations excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method. For the fiscal quarter ended August 4, 2024, non-GAAP adjustment included the dilutive effect of the equity awards that were antidilutive on a GAAP basis.

BROADCOM INC.
CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED
(IN MILLIONS)

	August 4, 2024	October 29, 2023

ASSETS
Current assets:
Cash and cash equivalents	$9,952	$14,189
Trade accounts receivable, net	4,665	3,154
Inventory	1,894	1,898
Other current assets	3,436	1,606
Total current assets	19,947	20,847
Long-term assets:
Property, plant and equipment, net	2,602	2,154
Goodwill	97,873	43,653
Intangible assets, net	43,034	3,867
Other long-term assets	4,510	2,340
Total assets	$167,966	$72,861

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,757	$1,210
Employee compensation and benefits	1,725	935
Current portion of long-term debt	3,161	1,608
Other current liabilities	12,578	3,652
Total current liabilities	19,221	7,405
Long-term liabilities:
Long-term debt	66,798	37,621
Other long-term liabilities	16,296	3,847
Total liabilities	102,315	48,873

Stockholders’ equity:
Preferred stock	—	—
Common Stock	5	4
Additional paid-in capital	67,313	21,095
Retained earnings (accumulated deficit)	(1,875)	2,682
Accumulated other comprehensive income	208	207
Total stockholders' equity	65,651	23,988
Total liabilities and equity	$167,966	$72,861

BROADCOM INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	August 4, 2024	May 5, 2024	July 30, 2023	August 4, 2024	July 30, 2023

Cash flows from operating activities:
Net income (loss)	$(1,875)	$2,121	$3,303	$1,571	$10,558
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization of intangible and right-of-use assets	2,375	2,381	810	6,962	2,525
Depreciation	149	149	122	437	378
Stock-based compensation	1,388	1,457	629	4,427	1,533
Deferred taxes and other non-cash taxes	3,638	(511)	(251)	2,833	(1,140)
Loss on debt extinguishment	83	22	—	105	—
Non-cash interest expense	115	119	33	336	98
Other	158	70	—	266	(18)
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	835	(513)	135	2,078	44
Inventory	(52)	82	44	16	83
Accounts payable	373	(93)	188	206	(6)
Employee compensation and benefits	291	251	184	(118)	(382)
Other current assets and current liabilities	(1,345)	(386)	(339)	(3,913)	66
Other long-term assets and long-term liabilities	(1,170)	(569)	(139)	(848)	(482)
Net cash provided by operating activities	4,963	4,580	4,719	14,358	13,257
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(2)	(560)	(17)	(25,978)	(17)
Proceeds from sale of business	3,485	—	—	3,485	—
Purchases of property, plant and equipment	(172)	(132)	(122)	(426)	(347)
Purchases of investments	(73)	(59)	(91)	(145)	(288)
Sales of investments	5	42	74	136	74
Other	2	3	12	(10)	13
Net cash provided by (used in) investing activities	3,245	(706)	(144)	(22,938)	(565)
Cash flows from financing activities:
Proceeds from long-term borrowings	4,975	—	—	34,985	—
Payments on debt obligations	(9,202)	(2,000)	—	(12,136)	(260)
Payments of dividends	(2,452)	(2,443)	(1,901)	(7,330)	(5,741)
Repurchases of common stock - repurchase program	—	—	(1,707)	(7,176)	(5,701)
Shares repurchased for tax withholdings on vesting of equity awards	(1,350)	(1,548)	(460)	(4,012)	(1,407)
Issuance of common stock	—	64	—	64	63
Other	(36)	(2)	(5)	(52)	(7)
Net cash provided by (used in) financing activities	(8,065)	(5,929)	(4,073)	4,343	(13,053)

Net change in cash and cash equivalents	143	(2,055)	502	(4,237)	(361)
Cash and cash equivalents at beginning of period	9,809	11,864	11,553	14,189	12,416
Cash and cash equivalents at end of period	$9,952	$9,809	$12,055	$9,952	$12,055

Supplemental disclosure of cash flow information:
Cash paid for interest	$816	$946	$348	$2,512	$1,106
Cash paid for income taxes	$585	$834	$427	$2,323	$1,591